Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated December 27, 2011, relating to the financial statements and financial highlights of the Focused Growth and Income Portfolio (one of the Portfolios within SunAmerica Series, Inc.) which appears in the October 31, 2011 Annual Report to Shareholders of SunAmerica Series, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Other Service Providers”, “Representations and Warranties”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 11, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated February 28, 2012, relating to the financial statements and financial highlights which appears in the December 31, 2011 Annual Report to Shareholders of SunAmerica Focused Alpha Large-Cap Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Other Service Providers”, “Representations and Warranties”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 11, 2012